SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this "Agreement"), dated as of January 30, 2025, is entered into between the Sellers set forth on Appendix A to this Agreement (together, the "Sellers"), and Flora Growth Corp, an Ontario corporation ("Buyer").

RECITALS

WHEREAS, Sellers own all of the issued and outstanding shares of common stock (the "Shares") of United Beverage Distribution Inc, a South Dakota corporation (the "Company"); and

WHEREAS, the Company distributes cannabis-infused drinks and Buyer owns a personal care products company that produces medicinal cannabis and cannabis derivative products, such that the business of the Company is synergistic with the business of the Buyer and is expected to provide benefits to the Buyer in addition to the investment of funds; and

WHEREAS, Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, one hundred percent (100%) of the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Shares, free and clear of any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance (each, an "Encumbrance").

Section 1.02 Purchase Consideration. The consideration for the purchase of the Shares shall be (a) 4.99% of the common stock of the Buyer, and (b) promissory notes (the "Notes") payable to Sellers in the aggregate amount of $2,845,700 (the "Purchase Consideration").

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement on the date hereof (the "Closing Date") remotely by exchange of documents and signatures (or their electronic counterparts), or at such other time and in such other manner as mutually agreed to by Buyer and Sellers. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. Eastern time on the Closing Date.

Section 2.02 Sellers' Closing Deliverables. At the Closing, Sellers shall deliver to Buyer the following:

(a) Share certificates evidencing the Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank.

(b) A certificate of the Secretary or other officer of each Seller that is a entity certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors and the shareholders of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that such resolutions are in full force and effect; and (ii) that attached thereto are true and complete copies of the governing documents of such entity, including any amendments or restatements thereof, and that such governing documents are in full force and effect.

Section 2.03 Buyer's Deliveries. At the Closing, Buyer shall deliver the following to Sellers:

(a) Stock certificates evidencing the Purchase Consideration, free and clear of all Encumbrances, duly endorsed on blank or accompanied by stock powers or other instruments of transfer duly executed in blank, pursuant to Section 1.02.

(b) The Notes.

(c) A certificate of the Secretary (or other officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and that such resolutions are in full force and effect.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof.

Section 3.01 Organization and Authority of Seller. Each Seller that is an entity is  duly organized, validly existing and in good standing under the laws of the state of its organization. Each such Seller has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by each such Seller of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of such Seller. This Agreement constitutes a legal, valid and binding obligation of each such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.02 Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of South Dakota and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All corporate actions taken by the Company in connection with this Agreement have been duly authorized.

Section 3.03 Capitalization.

(a) The authorized capital stock of the Company consists of unlimited shares of common stock, no par value, of which 954,693 shares are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances.

(b) There are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation or other rights, agreements or commitments relating to the shares of the Company or obligating any Seller or the Company to issue or sell any shares of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Shares.

Section 3.04 No Subsidiaries. The Company does not own or have any interest in any shares or have an ownership interest in any other corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association, or other entity.

Section 3.05 No Conflicts or Consents. The execution, delivery and performance by each Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation or by-laws of any Seller or the Company; (b) violate or conflict with any provision of any Law or Governmental Order applicable to any Seller or the Company; (c) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any Material Contract; or (d) require any consent, permit, Governmental Order, filing or notice from, with or to any Governmental Authority. For purposes of this Agreement: (i) "Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law or other requirement or rule of law of any Governmental Authority; (ii) "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority; (iii) "Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court or tribunal of competent jurisdiction; (iv) "Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity; and (v) "Material Adverse Effect" means any event, occurrence, fact, condition or change that is materially adverse to the business, results of operations, financial condition or assets of the Company, taken as a whole.

Section 3.06 Financial Statements. Copies of the Company's audited financial statements consisting of the most recent balance sheet of the Company as of its most recent fiscal year end (the "Balance Sheet") and the related statements of income and retained earnings, shareholders' equity and cash flow for the year then ended (together with the Balance Sheet, the "Financial Statements") have been delivered to Buyer. The Financial Statements fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.

Section 3.07 Undisclosed Liabilities. The Company has no liabilities, obligations or commitments except (i) those which are adequately reflected or reserved against in the Balance Sheet; and (ii) those which have been incurred in the ordinary course of business.

Section 3.08 Absence of Certain Changes, Events and Conditions. Except as expressly contemplated by this Agreement, from the date of the Balance Sheet until the date of this Agreement, the Company has operated in the ordinary course of business in all material respects and there has not been any Material Adverse Effect.

Section 3.09 Material Contracts.

(a) Sellers have delivered each of the following contracts and other agreements of the Company (collectively, the "Material Contracts") to Buyer:

(i) each agreement of the Company involving aggregate consideration in excess of $100,000 or requiring performance by any party more than one year from the date hereof, which, in each case, cannot be cancelled by the Company without penalty or without more than 180 days' notice;

(ii) all agreements that relate to the sale of any of the Company's assets, other than in the ordinary course of business;

(iii) all agreements that relate to the acquisition of any business or a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise); and

(iv) except for agreements relating to trade payables, all agreements relating to indebtedness (including, without limitation, guarantees) of the Company, in each case having an outstanding principal amount in excess of $100,000.

(b) The Company is not in breach of, or default under, any Material Contract, except for such breaches or defaults that would not have a Material Adverse Effect.

Section 3.10 Title to Assets. The Company does not own any real property and is not party to any real property leases.  The Company has good and valid title to, or a valid leasehold interest in, all tangible personal property and other assets reflected in the Financial Statements or acquired since the date of the Balance Sheet. All such properties and assets are free and clear of Encumbrances, except for the following (collectively, the "Permitted Encumbrances"):

(a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures;

(b) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business;

(c) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; and

(d) other imperfections of title or Encumbrances, if any, that would not have a Material Adverse Effect.

Section 3.11 Intellectual Property.

(a) The term "Intellectual Property" means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (i) trademarks, service marks, trade names and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights and all registrations and applications for registration thereof; (iii) trade secrets and know-how; (iv) patents and patent applications; (v) internet domain name registrations; and (vi) other intellectual property and related proprietary rights.

(b) Sellers have provided Buyer with a summary of all issued patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration and internet domain name registrations owned by the Company. Except as would not have a Material Adverse Effect, the Company owns or has the right to use all Intellectual Property necessary for the conduct of the Company's business as currently conducted (the "Company Intellectual Property").

(c) Except as would not have a Material Adverse Effect: (i) the conduct of the Company's business as currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property of any Person; and (ii) no Person is infringing, misappropriating or otherwise violating any Company Intellectual Property.

Section 3.12 Insurance. Sellers have provided Buyer with a list of all material insurance policies maintained by the Company or with respect to which the Company is a named insured or otherwise the beneficiary of coverage (collectively, the "Insurance Policies"). Such Insurance Policies are in full force and effect on the date of this Agreement and all premiums due on such Insurance Policies have been paid, except as would not have a Material Adverse Effect.

Section 3.13 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, suits, investigations or other legal proceedings (collectively, "Actions") pending or, to the knowledge of any Seller, threatened against or by the Company affecting any of its properties or assets (or by or against any Seller or any affiliate thereof and relating to the Company), which if determined adversely to the Company (or to any Seller or any affiliate thereof) would result in a Material Adverse Effect.

(b) There are no outstanding Governmental Orders against, relating to, or affecting the Company or any of its properties or assets which would have a Material Adverse Effect.

Section 3.14 Compliance with Laws; Permits.

(a) The Company is in compliance with all Laws applicable to it or its business, properties or assets, except where the failure to be in compliance would not have a Material Adverse Effect.

(b) All permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities (collectively, "Permits") for the Company to conduct its business have been obtained and are valid and in full force and effect, except where the failure to obtain such Permits would not have a Material Adverse Effect.

Section 3.15 Employee Benefit Matters.

(a) Sellers have disclosed to Buyer each material benefit, retirement, employment, consulting, compensation, incentive, bonus, stock option, restricted stock, stock appreciation right, phantom equity, change in control, severance, vacation, paid time off, welfare and fringe-benefit agreement, plan, policy and program, whether or not reduced to writing, in effect and covering one or more employees or directors of the Company or the beneficiaries or dependents of any such Persons, and is maintained, sponsored, contributed to, or required to be contributed to by the Company, or under which the Company has any material liability for premiums or benefits (each, a "Benefit Plan").

(b) Except as would not have a Material Adverse Effect, to Seller's knowledge, each Benefit Plan and related trust complies with all applicable Laws (including the Employee Retirement Income Security Act of 1974 (as amended, and including the regulations thereunder, "ERISA") and the Internal Revenue Code (the "Code"). Except as would not have a Material Adverse Effect, all benefits, contributions and premiums required by and due under the terms of each Benefit Plan or applicable Law have been timely paid in accordance with the terms of such Benefit Plan, the terms of all applicable Laws.

(c) No Benefit Plan: (i) is subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; or (ii) is a "multiemployer plan" (as defined in Section 3(37) of ERISA). Except as would not have a Material Adverse Effect, neither any Seller nor the Company: (i) has withdrawn from any pension plan under circumstances resulting (or expected to result) in a liability to the Pension Benefit Guaranty Corporation; or (ii) has engaged in any transaction which would give rise to a liability of the Company or Buyer under Section 4069 or Section 4212(c) of ERISA.

Section 3.16 Employment Matters. The Company is in compliance with all applicable Laws pertaining to employment and employment practices to the extent they relate to employees of the Company, except to the extent non-compliance would not result in a Material Adverse Effect. Except as would not have a Material Adverse Effect, there are no Actions against the Company pending, or to any Seller's knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitral tribunal in connection with the employment or termination of employment of any current or former employee of the Company, including, without limitation, any Action relating to unfair labor practices, employment discrimination, harassment, retaliation, leave, accommodation, minimum wages, overtime compensation, equal pay or any other hiring, employment or employment termination related matter arising under applicable Laws.

Section 3.17 Taxes. The Company has filed (taking into account any valid extensions) all material returns, declarations, reports, information returns and statements and other documents required to be filed by the Company with respect to Taxes (including amended returns and claims for refund) (collectively, "Tax Returns"). Such Tax Returns are true, complete and correct in all material respects. The Company is not currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business. All material Taxes due and owing by the Company have been paid or accrued. For purposes of this Agreement, "Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.  There are no ongoing Actions by any taxing authority against the Company. All material Taxes which the Company is obligated to withhold from amounts owing to any employee, creditor or third party have been paid or accrued.

Section 3.18 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Seller.

Section 3.19 No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE III, no Seller, the Company or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Sellers or the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the province of Ontario. Buyer has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder, and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation or by-laws of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; (c) require the consent, notice or other action by any Person under, violate or conflict with, or result in the acceleration of any agreement to which Buyer is a party; or (d) require any consent, permit, Governmental Order, filing or notice from, with or to any Governmental Authority; except, in the cases of clauses (b) and (c), where the violation, conflict, acceleration or failure to obtain consent or give notice would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby and, in the case of clause (d), where such consent, permit, Governmental Order, filing or notice which, in the aggregate, would not have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

Section 4.03 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Buyer acknowledges that Sellers have not registered the offer and sale of the Shares under the Securities Act or any state securities laws, and that the Shares may not be pledged, transferred, sold, offered for sale, hypothecated or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Shares for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 4.04 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.05 Legal Proceedings. There are no Actions pending or, to Buyer's knowledge, threatened against or by Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

Section 4.06 Independent Investigation. Buyer has conducted its own independent investigation, review and analysis of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of Sellers and the Company for such purpose. Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Sellers set forth in ARTICLE III of this Agreement; and (b) none of Sellers, the Company or any other Person has made any representation or warranty as to Sellers, the Company or this Agreement, except as expressly set forth in Article III of this Agreement.

ARTICLE V
COVENANTS

Section 5.01 Public Announcements. Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.03 Rule 144. Buyer shall comply with SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities. Buyer acknowledges that such compliance shall include holding the Shares for a minimum of six (6) months, and in certain cases one (1) year, after they have been purchased and paid for (within the meaning of the SEC Rule 144), before they may be resold under SEC Rule 144.  Buyer acknowledges that it shall not have any resale registration rights with respect to the Shares.

Section 5.04 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value-added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Buyer when due. Buyer shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Sellers shall cooperate with respect thereto as necessary).

ARTICLE VI
INDEMNIFICATION

Section 6.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect after the Closing Date. None of the covenants or other agreements contained in this Agreement shall survive the Closing Date other than those which by their terms contemplate performance after the Closing Date, and each such surviving covenant and agreement shall survive the Closing for the period contemplated by its terms. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of such survival period and such claims shall survive until finally resolved.

Section 6.02 Indemnification by Sellers. Subject to the other terms and conditions of this ARTICLE VI, from and after the Closing, Sellers shall indemnify Buyer and its affiliates, directors, officers, and representatives against, and shall hold Buyer harmless from and against, any and all losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees (collectively, "Losses"), incurred or sustained by, or imposed upon, Buyer based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement and any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers pursuant to this Agreement.

Section 6.03 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VI, from and after the Closing, Buyer shall indemnify Sellers against, and shall hold Sellers harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Sellers based upon, arising out of or with respect to any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement and any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement.

Section 6.04 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Consideration for Tax purposes, unless otherwise required by Law.

Section 6.05 Exclusive Remedies. The parties acknowledge and agree that from and after the Closing their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement)] for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this ARTICLE VI. In furtherance of the foregoing, each party hereby waives, from and after the Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their affiliates arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VI.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, to the respective party:

Section 7.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement.

Section 7.05 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 7.08 Governing Law; Submission to Jurisdiction. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the province of Ontario without giving effect to any choice or conflict of law provision or rule (whether of the province of Ontario or any other jurisdiction).

Section 7.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER

FLORA GROWTH CORP

By:             "signed"

Name: Clifford Starke

Its: Chief Executive Officer

SELLERS

2200049 Alberta Inc.

By:             "signed"

Name: Greg Bealer

Its: Chief Executive Officer

Mercury II Acquisitions Corp.

By:             "signed"

Name: Clifford Starke

Its: Chief Executive Officer

By: "signed"

Name: Brett Sandman

By: "signed"

Name: Chris Tilson

By: "signed"

Name: Clifford Starke

By: "signed"

Name: Sammy Dorf

By:             "signed"

Name: Stephen Iacona

APPENDIX A

Sellers

  2200049 Alberta Inc.
  Brett Sandman
  Chris Tilson
  Clifford Starke
  Mercury II Acquisitions Corp.
  Sammy Dorf
  Stephen Iacona